UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2013
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	30-0420930 (IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on November 15, 2013, the board of directors (the "Board") of Duma Energy Corp. (the "Company") accepted the resignation of Jeremy G. Driver as Chief Executive Officer of the Company. Mr. Driver continues to serve as a director of the Company. Concurrent with the resignation of Mr. Driver as Chief Executive Officer, the Board appointed Pasquale V. Scaturro, as Chief Executive Officer of the Company.

As a result of the above-referenced resignation and appointment, the Company's current directors and Executive Officers are as follows:

Name	Position
Pasquale V. Scatturo	Chief Executive Officer and a director;
Charles F. Dommer	President;
Kent P. Watts	Chairman and a director;
S. Chris Herndon	Director;
Jeremy G. Driver	Director; and
Sarah Berel-Harrop	Secretary, Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.
Date: November 15, 2013	/s/ Jeremy Driver Name: Jeremy Driver Title: Director

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